                                                                     EXHIBIT 4.8

                                OMNIBUS CONSENT
                                      AND
                  AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

     This Omnibus Consent and Amendment to Registration Rights Agreements (the "Amendment") is entered into as of the Effective Date (as defined below) by and among Data Critical Corporation, a Delaware corporation (the "Company"), Aether Systems, Inc. ("Aether") and the persons listed as Demand Holders on the signature pages hereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the applicable Existing Agreement referred to below.

                                    RECITALS

     WHEREAS, the Company and certain holders of the Company's stock or securities convertible into stock (the "Demand Holders") entered into an Amended and Restated Registration Rights Agreement, dated February 22, 1995 and amended September 18, 1996 and February 19, 1998 (as amended, the "1995 Agreement"), which granted the Demand Holders certain rights to register shares of Restricted Stock (as defined in the 1995 Agreement) of the Company upon demand and otherwise;

     WHEREAS, the Company and Aether are entering into a strategic alliance pursuant to which the two companies will undertake extensive mutually beneficial joint marketing and technology development initiatives and Aether will purchase a significant stake in the Company. In addition, Aether will be granted an option to purchase a second significant stake in the Company at a later date;

     WHEREAS, Section 13(d) of the 1995 Agreement provides that it may not be modified or amended without the written consent of the Company and the Demand Holders holding of at least two-thirds of the outstanding shares of Restricted Stock;

     WHEREAS Section 13(h) of the 1995 Agreement provides that the Company shall not grant any registration rights more favorable than or inconsistent with any of those contained therein, so long as the registration rights under the 1995 Agreement remain in effect;

     WHEREAS, it is a condition precedent to Aether's entering into the proposed strategic alliance and making such investment in the Company's stock that the Company grant Aether certain rights to register shares of common stock of the Company (i) purchased pursuant to the Stock Purchase Agreement to be entered into between such parties (the "Aether Shares"); (ii) purchased upon the exercise, if any, of the Option Agreement to be entered into between Aether and the Company (the "Option Shares"); (iii) otherwise purchased from the Company pursuant to any other agreement; and (iv) issued in connection with any stock split, combination or reclassification of any of the foregoing. The shares described in sections (i) through (iv) of this Recital are, collectively, referred to herein as the "Aether Registrable Securities;"

     WHEREAS, the registration rights proposed to be granted to Aether pursuant to its Registration Rights Agreement with the Company (the "Aether Registration Rights Agreement") may, in some instances, conflict with, or be deemed more favorable than, the rights granted under the 1995 Agreement;

     WHEREAS, in exchange for the registration rights to be granted to it and in consideration for this Amendment, Aether has agreed that it will forebear from selling the Aether Shares for a period of one year following its purchase of the Aether Shares and from selling the Option Shares for a period of one year following its purchase, if any, of the Option Shares (collectively, these two prohibitions are referred to herein as the "Lockup");

     WHEREAS, the Company also entered into a Registration Rights Agreement, dated December 17, 1999 (the "Physix Agreement") with certain holders of the Company's common stock acquired in connection with the Company's acquisition of Physix, Inc. and a Registration Rights Agreement dated March 31, 2000 (the "Elixis Agreement") with certain holders of the Company's common stock acquired in connection with the Company's acquisition of Elixis Corporation. The holders who are party to the Elixis Agreement and Physix Agreement are referred to collectively herein as the "Piggyback Holders" and the capital stock of the Company (or, where applicable, the securities convertible into capital stock of the Company) held by the Piggyback Holders and subject to registration rights are referred to as "Registrable Securities;"

     WHEREAS, the parties hereto desire to amend certain terms of the 1995 Agreement, and to clarify certain terms of the Physix Agreement and the Elixis Agreement (collectively, the "Existing Agreements") on the terms and subject to the conditions set forth below.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Demand Holders hereby agree and acknowledge the following:

     1.   Effective Date.

     The Effective Date of this Agreement shall be the date on which all conditions to closing of the purchase of the Aether Shares are met, including execution of the Common Stock Purchase Agreement and the Option Agreement by and between Aether and the Company and the Aether Registration Rights Agreement. On the date that such conditions are met, among other things, Aether shall become bound by the Lock-Up. The closing of that transaction (the "Closing") shall be a condition to the effectiveness of this Amendment.

     2.   Right to Inspect Documents.

     As soon after the Closing as practicable, the Company shall make available to the Demand Holders, in the same form as such agreement has been publicly filed, a copy of the Common Stock Purchase Agreement including Aether's agreement to be bound by the Lockup.

     3.   Amendment to 1995 Agreement

     Section 13(h) of the 1995 Agreement is hereby amended and restated to read in its entirety as follows:

     "With the exception of the rights granted pursuant to that certain Registration Rights Agreement dated June 2, 2000 between the Company and Aether Systems, Inc., the Company shall not grant to any third party any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remains in effect."

     4.   Consent

     Notwithstanding any provision of the Existing Agreements, the Demand Holders consent to the proposed grant of registration rights to Aether, which rights include the following:

          a.   Aether Request for Registration.

          Aether shall be granted the right to request, at any time after the one year anniversary of the Closing, that the Company file a registration statement covering registration of at least $5,000,000 of the Aether Registrable Securities ($2,000,000 if such registration is requested to be effected on Form S-3). The Company would be required to effect up to two completed registrations (or unlimited registrations on Form S-3) under this provision. Pursuant to the terms of the Physix Agreement and the Elixis Agreement as currently in effect, the Piggyback Holders would not be entitled to participate in such an offering. In connection with any such registration, the Demand Holders may be entitled to request registration of their shares of Restricted Stock, subject to the provisions of the 1995 Agreement and the terms of the Aether Registration Rights Agreement, as outlined below.

     If the underwriter of an offering requested by Aether advises the Company in writing that marketing factors require a limitation of the number of shares to be sold in such an offering, the number of shares that may be included in the registration shall be apportioned first to Aether (up to the full amount requested by Aether to be registered in the offering) and then to the Demand Holders who have requested to include their shares in the offering. In no event shall the amount of securities to be registered by Aether be reduced to include any securities of the Demand Holders in a registration requested by Aether.

          b.   Company Registration.

          If the Demand Holders or the Piggyback Holders requests inclusion of some or all of their Restricted Stock or Registrable Securities, as applicable, in a registered public offering initiated by the Company, inclusion shall be subject to the following condition: If the underwriters in such an offering advise the Company that marketing factors require a limitation on the number of shares to be included in the offering, then the number of shares that may be included in such offering shall be apportioned first to the Company (up to the full amount that the Company planned to offer at the time it initiated the offering, except to the extent that the Company's offered shares must be reduced to comply with the minimum amounts guaranteed to the Demand Holders, Aether and the Piggyback Holders as described below), and then pro rata to any of the Demand Holders, the Piggyback Holders and Aether, who have requested to include their shares in the offering.

     In no event shall the shares available to be registered in an offering initiated by the Company fall below (i) with respect to the Demand Holders, one-third (1/3), (ii) with respect to the Piggyback Holders, twenty percent (20%) and (iii) with respect to Aether, twenty percent (20%), in each case, of the total number of shares to be registered in the offering.

          c.   Demand Holders Request for Registration.

          The Demand Holders have the right to demand, under Section 4 of the 1995 Agreement, that the Company file a registration statement covering some or all of their Restricted Securities (a "Required Registration"). The securities to be offered in a Required Registration shall be allocated first to the Demand Holders making such request. The Company and Aether shall be entitled to include shares to be sold on their behalf in a Required Registration, except as and to the extent that, in the opinion of the managing underwriter of the offering, such inclusion would adversely affect the marketing of the Restricted Stock to be sold in the offering. Any securities available to be offered in a Required Registration after the requirements of the Demand Holders have been met shall be allocated to the Company and to Aether pro rata in accordance with (i) the amount of shares that the Company has requested be included in such registration and (ii) the number of shares of Company common stock then held by Aether. Neither the Physix Agreement nor the Elixis Agreement grants any of the Piggyback Holders any right to request registration of their securities in a Required Registration.

     5.   Governing Law.

     This Amendment and all acts and transactions pursuant hereto shall be governed, construed, and interpreted in accordance with the laws of the state of [Washington][Oklahoma], without giving effect to principles of conflicts of laws.

     6.   Counterparts.

     This Amendment may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.   Headings.

     The descriptive headings contained in this Amendment are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment.

     8.   Conflicts.

     In the event of any conflict between this Amendment and any of the Existing Agreements, the terms of this Amendment shall govern.

     9.   Reference to and Effect on the 1995 Agreement.

          (a) Upon the effectiveness of this Amendment, each reference in the 1995 Agreement to "this Agreement," "hereunder," "hereof," "herein," "hereby" or words of like import shall mean and be a reference to the 1995 Agreement as amended hereby, and each reference to the 1995 Agreement in any other document, instrument or agreement shall mean and be a reference to the 1995 Agreement as amended hereby.

          (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of or by any of the parties under the 1995 Agreement nor constitute a waiver of any provision contained therein, except as specifically set forth herein or contemplated hereby.

     10.  Demand Holders Execution Hereof; Representations.

     Any demand Holder shall become a party hereto upon its execution and delivery to the Company of a completed signature page of the form attached to this Amendment. The execution and delivery of a signature page shall be deemed a representation and warranty by such Demand Holder to the Company that it is the beneficial owner of the number of shares of Restricted Stock set forth thereon, and that none of such shares have been (i) publicly sold pursuant to Rule 144 of the Securities Act or (ii) registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to an effective registration filed thereunder and disposed of in accordance with the registration statement covering them.

                           [Signature Page follows.]

                                      COMPANY

                                      /s/ Jeffrey S. Brown
                                      ------------------------------------------
                                      Data Critical Corporation

                                      By:  /s/ Jeffrey S. Brown
                                           -------------------------------------
                                      Its: President and Chief Executive Officer
                                           -------------------------------------


DEMAND HOLDERS                                                        Restricted Securities Beneficially Owned:

/s/ George Middlemas                                                                21,875
------------------------------------------
George M. Middlemas

/s/ George Middlemas                                                                569,937
------------------------------------------
Apex Investment Fund II, L.P.

/s/ Kevin Kimberlin                                                                 567,485
------------------------------------------
Kimberlin Family Partners, L.P.

/s/ Ron Kase                                                                        725,000
------------------------------------------
New Enterprise Associates VII, L.P.

/s/ Jacqueline Myers                                                                1,250
------------------------------------------
NEA Ventures 1998, L.P.

/s/ Ron Kase                                                                        18,750
------------------------------------------
NEA Presidents Fund, L.P.

/s/ Acacia Venture Partners, L.P.                                                   451,250
------------------------------------------
Acacia Venture Partners, L.P.

/s/ ML Oklahoma Venture Partners, L.P.                                              359,375
------------------------------------------
ML Oklahoma Venture Partners, L.P.

/s/ Environmental Private Equity Fund II, L.P.                                      309,463
------------------------------------------
Environmental Private Equity Fund II, L.P.

/s/ Encompass Group, Inc.                                                           156,250
------------------------------------------
Encompass Group, Inc.

/s/ South Pointe Venture Partners, L.P.                                             48,570
------------------------------------------
South Pointe Venture Partners, L.P.

/s/ The Productivity Fund II, L.P.                                                  217,167
------------------------------------------
The Productivity Fund II, L.P.
